Appendix: Summary Budget Information

                                  BUDGET PLAN
                                   2003-2004
                                   Millions
                                       $


                                                            Budget
BUDGETARY ACCOUNTS                                           Plan

Ordinary Account:
   Revenues............................................    4,999.3
   Expenditures........................................    5,128.3
    Surplus (Deficit)..................................     (129.0)

Capital Account:
   Recoveries..........................................       55.7
   Expenditures........................................      281.1
    Net Capital Expenditures...........................      225.4

Special Purpose Account:
   Revenues............................................       34.9
   Expenditures........................................       33.7
    Surplus (Deficit)..................................        1.2

Special Operating Agencies:
   Revenues............................................      184.9
   Expenditures........................................      177.7
    Surplus (Deficit)..................................        7.2

Sinking Fund Earnings..................................      245.0

Decrease (Increase) in Net Debt........................     (101.0)

Transfer (to) from Fiscal Stabilization Fund...........      108.5

Surplus (Deficit)......................................        7.5


                            COMPARATIVE BUDGET PLAN
                                   Millions
                                       $

                                                             Year Ending March 31
                                                     --------------------------------------
                                                         2003         2003         2004
                                                        Budget      Revised       Budget
                                                       Estimate     Estimate     Estimate
                                                     ------------ ------------ ------------
BUDGETARY ACCOUNTS

Ordinary Account:
   Revenues.......................................     4,847.4       4,776.0      4,999.3
   Expenditures...................................     4,949.4       4,918.8      5,128.3
    Surplus (Deficit).............................      (102.0)       (142.8)      (129.0)

Capital Account:
   Recoveries.....................................        48.0          46.3         55.7
   Expenditures...................................       257.8         255.6        281.1
    Net Capital Expenditures......................       209.8         209.3        225.4

Special Purpose Account:
   Revenues.......................................        32.7          33.5         34.9
   Expenditures...................................        31.2          32.2         33.7
    Surplus (Deficit).............................         1.5           1.3          1.2

Special Operating Agencies:
   Revenues.......................................       187.3         191.2        184.9
   Expenditures...................................       175.7         181.8        177.7
    Surplus (Deficit).............................        11.6           9.4          7.2

Sinking Fund Earnings.............................       240.0         240.0        245.0

Decrease (Increase) in Net Debt...................       (58.7)       (101.2)      (101.0)

Transfer (to) from Fiscal Stabilization Fund......        80.0         104.2        108.5

Surplus (Deficit).................................        21.3           3.0          7.5


Note:    Columns may not add due to rounding.


                      NEW BRUNSWICK ROAD IMPROVEMENT FUND
                                   Millions
                                       $

                                                              Year Ending March 31
                                                     --------------------------------------

                                                         2003         2003         2004
                                                       Estimate     Revised      Estimate
                                                     ------------ ------------ ------------
Revenue
 Gasoline and Motive Fuel Tax.....................       210.0         217.1        237.3

Expenditures
 Department of Transportation
  Capital Account.................................       168.1         167.3        196.0
   Ordinary ......................................       148.3         146.5        146.6
                                                        ------        ------       ------
Account
    Total Expenditures............................       316.4         313.8        342.6

    Net Expenditures..............................       106.4          96.7        105.3

Source of funding for Net Expenditures
 Federal Capital Recoveries.......................        40.1          39.0         44.3
  Provincial Contribution from Consolidated Fund..        66.2          57.7         61.0
                                                        ------        ------       ------
TOTAL                                                    106.4          96.7        105.3


N.B. Road Improvement Fund revenues and expenditures are included in the ordinary and capital accounts in the budget plan.

Note: Columns may not add due to rounding.

                           FISCAL STABILIZATION FUND
                                   Thousands
                                       $


                                             Year Ending March 31
                                   ---------------------------------------
                                       2003         2003          2004
                                     Estimate      Revised      Estimate
                                   ------------  -----------  ------------
Opening Balance...........            173,600       203,700      105,500
Deposit...................                  0             0            0
Earnings..................              3,000         6,000        3,000
Withdrawal................            (80,000)     (104,200)    (108,500)
                                     --------     ---------    ---------
Closing Balance...........             96,600       105,500            0
                                     ========     =========    =========

                       GROSS BUDGETARY REVENUE 2003-2004
                                   Thousands
                                       $
                                                                     SPECIAL      SPECIAL                      TOTAL GROSS
                                          ORDINARY      CAPITAL      PURPOSE      OPERATING   INTER-ACCOUNT     BUDGETARY
DEPARTMENT                                ACCOUNT       ACCOUNT      ACCOUNT       AGENCY     TRANSACTIONS       REVENUE
-----------                             -----------  ------------  -----------  ------------  ------------     -----------
Agriculture, Fisheries and Aquaculture      3,206                                                                    3,206

Business New Brunswick                     11,362          485                                                      11,847

Education                                  24,056                     16,501                                        40,557

Environment and Local Government            3,062                      4,593                                         7,655

Family and Community Services              62,679                      4,437                                        67,116

Finance                                 4,345,471                        556                                     4,346,027

General Government                                                     1,218                                         1,218

Health and Wellness                        33,387        7,500         1,400                                        42,287

Justice                                    53,509                        357                                        53,866

Legislative Assembly                           18                                                                       18

Natural Resources and Energy               80,259           50         2,783                                        83,092

Office of the Comptroller                      52                                                                       52

Other Agencies                            165,459                                                                  165,459

Public Safety                              96,012                      2,544       4,341                           102,897

Regional Development Corporation            9,008        3,150                    23,057         (12,443)           22,772

Supply and Services                         1,013                        505                                         1,518

Tourism and Parks                           3,088                                    690                             3,778

Training and Employment Development       103,101                         36      86,662         (63,173)          126,626

Transportation                                4,520     44,500                    70,181         (69,531)           49,670
                                        -----------   --------       -------    --------       ---------        ----------

TOTAL:                                  4,999,261       55,685        34,930     184,931        (145,147)        5,129,660

Sinking Fund Earnings                                                                                              245,000

Transfer from Fiscal Stabilization
Fund                                                                                                               108,500

GROSS BUDGETARY REVENUE                                                                                          5,483,160
                                                                                                                 =========
Note:    Columns may not add due to rounding.

                     GROSS BUDGETARY EXPENDITURE 2003-2004
                                   Thousands
                                       $
                                                                     SPECIAL      SPECIAL                      TOTAL GROSS
                                          ORDINARY      CAPITAL      PURPOSE      OPERATING   INTER-ACCOUNT     BUDGETARY
DEPARTMENT                                ACCOUNT       ACCOUNT      ACCOUNT       AGENCY     TRANSACTIONS       REVENUE
-----------                             -----------  ------------  -----------  ------------  ------------     -----------
Agriculture, Fisheries and Aquaculture     28,653          300                                                      28,953

Business New Brunswick                     25,815                                                                   25,815

Education                                  779,703       1,000        16,550                                       797,253

Environment and Local Government           56,178        1,000         4,650                                        61,828

Executive Council Office                    4,696                                                                    4,696

Family and Community Services             702,550                      1,828                                       704,378

Finance                                    80,944                         56                                        81,000

General Government                        314,574                      1,218                                       315,792

Health and Wellness                     1,487,880       12,500         1,400                                     1,501,780

Intergovernmental and International
Relations                                   1,952                                                                    1,952

Justice                                    40,543                        357                                        40,900

Legislative Assembly                       14,235                                                                   14,235

Maritime Provinces Higher Education
Commission                                187,018                                                                  187,018

Natural Resources and Energy               91,551        1,000         2,775                                        95,326

Office of the Comptroller                   5,052                                                                    5,052

Office of Human Resources                   5,798                                                                    5,798

Office of the Premier                       1,178                                                                    1,178

Public Safety                              92,073                      2,734       4,341                            99,148

Regional Development Corporation           44,082       15,614                    23,057         (12,443)           70,310

Service of the Public Debt                696,800                                                                  696,800

Supply and Services                        88,984       53,155         2,105                                       144,244

Tourism and Parks                          25,990          500                       690                            27,180

Training and Employment Development       205,385                         36      86,662         (63,173)          228,910

Transportation                            146,700      196,000                    62,981         (69,531)          336,150
                                       ----------     --------       -------    --------       ---------        ----------
GROSS BUDGETARY
EXPENDITURE                             5,128,334      281,069        33,709     177,731        (145,147)        5,475,696
                                       ==========     ========       =======    ========       =========        ==========

Note: Columns may not add due to rounding.

                       GROSS ORDINARY REVENUE BY SOURCE
                                   Thousands
                                       $
                                                             Year Ending March 31
                                                     --------------------------------------
                                                         2003         2003         2004
                                                        Budget      Revised       Budget
OWN SOURCE                                             Estimate     Estimate     Estimate
                                                     ------------ ------------ ------------
Taxes
   Personal Income Tax..........................        922,500      914,800      924,100
   Corporate Income Tax.........................        142,300      142,300      142,300
   Metallic Minerals Tax........................          6,400        5,900        5,000
   Provincial Real Property Tax.................        297,310      301,616      314,764
   Harmonized Sales Tax.........................        699,000      699,000      734,700
   Gasoline and Motive Fuel Tax.................        210,000      217,100      237,300
   Tobacco Tax..................................         70,000       86,100       95,200
   Pari-Mutuel Tax..............................             80           80           80
   Insurance Premium Tax........................         28,500       35,300       41,300
   Real Property Transfer Tax...................          3,800        3,800        4,000
   Large Corporation Capital Tax ...............         34,900       34,900       36,400
   Financial Corporation Capital Tax............          8,600        8,600        8,800
                                                     ----------   ----------   ----------

     Sub-Total: Taxes...........................      2,423,390    2,449,496    2,543,944
                                                     ----------   ----------   ----------

Return on Investment............................        164,544       64,075      187,776

Licenses and Permits............................         96,815       97,833       98,177

Sale of Goods and Services......................         84,728       85,273       84,969

Royalties.......................................         63,458       63,499       63,444

Lottery Revenues................................        110,023      110,025      115,553

Fines and Penalties.............................          1,701        1,725        1,736

Miscellaneous...................................         15,136       17,710       14,362
                                                     ----------   ----------   ----------
   TOTAL:  OWN SOURCE REVENUE...................      2,959,794    2,889,636    3,109,961
                                                     ----------   ----------   ----------
Unconditional Grants - Canada
   Fiscal Equalization Payments.................      1,202,000    1,202,000    1,202,000
   Canada Health and Social Transfer............        494,400      494,400      511,100
   Other........................................          1,900        1,900        1,900
                                                     ----------   ----------   ----------
     Sub-Total:  Unconditional grants - Canada..      1,698,300    1,698,300    1,715,000
                                                     ----------   ----------   ----------

Conditional Grants - Canada.....................        189,283      188,113      174,301

     TOTAL:  GRANTS FROM CANADA.................      1,887,583    1,886,413    1,889,301
                                                     ----------   ----------   ----------

     TOTAL:  GROSS ORDINARY REVENUE.............      4,847,377    4,776,049    4,999,261
                                                     ==========   ==========   ==========
Note:    Columns may not add due to rounding.

                                   NET DEBT
                                   Millions
                                       $

                                                      Year ending March 31
                                                 -------------------------------
                                                              2003       2004
                                                   2002     Revised     Budget
                                                  Actual    Estimate   Estimate
                                                 --------   --------   ---------
Net Debt as at March 31 of the previous year...   6,797.9    6,654.1    6,755.3

Decrease (Increase) in Net Debt for the Year...     143.8     (101.2)    (101.0)

Net Debt -- End of Year........................   6,654.1    6,755.3    6,856.3
                                                 --------  ---------    -------